UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K (the “Current Report”) under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under the resources section.

BREIT Q1 2023 Update

We built BREIT as an all-weather strategy designed to deliver strong performance across market cycles. We are proud that BREIT has generated a +12% annualized net return since inception in January 2017, nearly triple the return of the publicly traded REITs.1,2 While our first quarter performance of -0.5% was impacted by a reduction in the value of our interest rate hedges, BREIT remains well positioned with a real estate portfolio concentrated in high growth regions and sectors which we believe benefit from strong demand, limited supply and secular and demographic tailwinds.1 This thoughtful market and sector selection powered strong cashflow growth of an estimated +9% in the first quarter, considerably outpacing inflation.3,4

Seeing around corners and positioning our portfolio where we see the best opportunities is at the core of Blackstone Real Estate’s investment approach. In today’s environment, you can’t paint real estate with a broad brush. We are seeing significant dispersion across real estate sectors. Challenges in office have been widely reported as hybrid and remote work policies continue to pressure the sector. That is one of the reasons BREIT has virtually no exposure to commodity office. Meanwhile, industrial and data center assets are experiencing strong demand and rent growth as the ongoing shift to e-commerce, realignment of supply chains, and explosive growth in data from cloud computing and artificial intelligence fuel performance.5 Even within a sector like rental housing, sub-sector and asset selection is critical.

All this serves as a stark reminder that where you invest matters. We believe BREIT is well positioned across this spectrum of leaders and laggards with over 80% concentration in rental housing, industrial, and data centers.6 Our industrial portfolio continues to benefit from broad based demand with leases signed at 37% higher rents than expiring leases in Q1 2023.7 BREIT’s data center portfolio company, QTS, signed more leases last year than in the past 15 years prior to our acquisition combined.8 Our rental housing portfolio is focused on sub-sectors and regions with stronger fundamentals compared to the national average.9 While national multifamily rent growth has moderated from last year’s record highs, BREIT’s portfolio is not average and we are consistently signing multifamily leases at 4% higher rents than expiring leases.10 Nearly half of BREIT’s rental housing portfolio is concentrated in student housing, affordable housing and single family rental housing, where market rent growth remains outsized at 9%, 9% and 6%, respectively.6,11 In addition to our strong sector selection, we’ve also picked the right markets. BREIT is more than 70% concentrated in the Southern and Western United States, with Florida and Texas representing BREIT’s two largest state concentrations.12 Across BREIT’s entire portfolio, market rents grew 8% year-over-year in March and, in multifamily and industrial specifically, market rents remain 17% higher than BREIT’s in-place rents, which we believe creates significant embedded rent growth potential.11,13

We anticipated an elevated interest rate environment and sought to protect our portfolio by proactively locking in low rates on approximately 90% of BREIT’s liabilities.14 This decision was critical – the 10-year Treasury Yield has risen from 1.5% in December 2021 to 3.5% today and our interest rate hedges have helped mitigate the impact of rising rates and generated $3.4B of value.15,16 In an environment of increasingly scarce financing, BREIT has a strong balance sheet with modest leverage of 45% and less than 1% of our debt maturing in 2023.17,18 Stress in the banking sector in March was a sober reminder to expect the unexpected and BREIT’s proactive balance sheet and counterparty management helped ensure we were on solid footing. Looking ahead, we believe a silver lining of the recent regional bank failures will be reduced availability of construction financing, given their role as meaningful lenders in the space. We believe this will further constrain already limited supply in our core sectors, strengthening pricing power for the assets BREIT owns.

Moments of volatility create dislocation and opportunity for seasoned investors and BREIT benefits from Blackstone Real Estate’s 30+ year track record of successfully navigating market cycles, disruptions and volatility.19 We remain confident that BREIT’s disciplined approach will continue to deliver for our investors in the current environment.

Preliminary Estimated Same Property Net Operating Income

The following table reconciles preliminary estimated GAAP net loss to preliminary estimated same property NOI for the three months ended March 31, 2023 and 2022 ($ in thousands). Same property NOI growth is estimated to be 9% year to date based on the midpoint of the estimated year-over-year increase.

	Three Months Ended March 31, 2023 Estimated		2022 Actual
	Low	High
	(Unaudited)
Net loss	($726,867)	($615,642)	($96,579)
Adjustments to reconcile to same property NOI
Depreciation and amortization	999,419	999,419	915,051
Management fee	221,138	221,138	189,150
Performance participation allocation	—	—	411,569
(Income) loss from investments in real estate debt	(161,145)	(145,797)	18,370
Change in net assets of consolidated securitization vehicles	(30,717)	(27,792)	15,674
Loss (income) from equity securities and interest rate derivatives	589,273	651,302	(576,842)
Net gain on dispositions of real estate	(127,053)	(114,953)	(205,262)
Interest expense	760,009	840,010	346,259
Income from unconsolidated entities	(466,891)	(422,425)	(184,225)
NOI attributable to non-controlling interests in third party joint ventures	(90,641)	(82,009)	(10,770)
NOI from unconsolidated entities	184,196	203,585	142,284
Other	158,937	175,668	44,969
NOI attributable to BREIT stockholders	$1,309,658	$1,640,504	$1,009,648
Less: Non-same property NOI attributable to BREIT stockholders	368,108	650,669	121,428

Same property NOI attributable to BREIT stockholders	$941,550	$989,835	$888,220

Past performance does not guarantee future results. Financial data is estimated and unaudited. All figures as of March 31, 2023 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Select Images. The selected images of certain BREIT investments in this presentation are provided for illustrative purposes only, are not representative of all BREIT investments of a given property type and are not representative of BREIT’s entire portfolio. It should not be assumed that BREIT’s investment in the properties identified and discussed herein were or will be profitable. Please refer to https://www.breit.com/properties for a complete list of BREIT’s real estate investments (excluding equity in public and private real estate related companies), including BREIT’s ownership interest in such properties.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

1.

Represents Class I shares. Please refer to page 3 for performance for BREIT’s other share classes. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. 1-year and 3-year refer to the twelve and thirty-six months, respectively, ended March 31, 2023. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be different. Past performance is not necessarily indicative of future results. 3-year and inception to date (“ITD”) returns are annualized consistent with the IPA Practice Guideline 2018. Year to date returns are not annualized.

2.

Publicly traded REITs reflect the MSCI U.S. REIT Index total gross return as of March 31, 2023. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to March 31, 2023, BREIT Class I’s net return was 2.8x greater than the gross returns of the MSCI U.S. REIT Index. See “Index Definitions”.

3.

Represents BREIT’s preliminary estimated year to date same property NOI growth for the period ended March 31, 2023 compared to the same period in the prior year (based on the midpoint of the preliminary estimated range of same property NOI). This data is not a comprehensive statement of our financial results for the three months ended March 31, 2023, and our actual results may differ materially from this preliminary estimated data. Net Operating Income (“NOI”) is a supplemental non-generally accepted accounting principles (“GAAP”) measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) lease termination fees, (vi) property expenses not core to the operations of such properties, and (vii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income from equity securities and interest rate derivatives, (h) net gain (loss) on dispositions of real estate, (i) interest expense, (j) gain (loss) on extinguishment of debt, (k) other income (expense), and (l) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. Properties held for sale, properties that are being re-developed, and interests in unconsolidated entities under contract of sale with hard deposit or other factors ensuring the buyer’s performance are excluded from same property results and are considered non-same property. We do not consider our investments in the real estate debt segment or equity securities to be same property. For more information, please refer to BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2023 and the prospectus. Additionally, please refer to page 6 for a reconciliation of estimated GAAP net (loss) income to same property NOI for the year to date periods ended March 31, 2023 and 2022.

4.

Inflation reflects U.S. Bureau of Labor Statistics data and represents the Consumer Price Index, which measures changes in the prices paid by urban consumers for a representative basket of goods and services year-over-year as of March 31, 2023. NOI growth may not be correlated to or continue to keep pace with inflation.

5.	Strong fundamentals, demand and rent growth reflect Green Street Advisors latest sector updates available, as of March 8, 2023.

6.

“Property Sector Concentration” weighting is measured as the asset value of real estate investments for each sector category (rental housing, industrial, net lease, data centers, hospitality, self storage, office, retail) divided by the total asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments (“Real Estate TAV”). The following sectors each have subsectors comprising over 1.0% of Real Estate TAV. Rental housing: multifamily (36%, including affordable housing, which accounts for 9%), student housing (10%), single family rental housing (8%) and manufactured housing (1%); industrial: warehouses (22%); and hospitality: select service hotels (2%). Please see the prospectus for more information on BREIT’s investments.

7.	Blackstone Proprietary Data, as of March 31, 2023. Represents Q1 2023 leasing spreads in BREIT’s industrial portfolio and compares new or renewal rents to prior rents or expiring rents, as applicable.

8.

Blackstone Proprietary Data, as of December 31, 2022. Reflects QTS signed net new leasing in 2022 compared to total net new leasing between 2006 and 2020. As of December 31, 2022, BREIT’s ownership interest in QTS was 33.4% and the QTS investment accounted for 2.5% of BREIT’s real estate asset value.

9.

Reflects comparison between the South and West regions versus the rest of the United States as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”). Population growth reflects U.S. Bureau of Economic Analysis, as of June 22, 2022. Represents 5-year compound annual growth rate of population from mid-quarter Q1 2017 to mid-quarter Q1 2022. Job growth reflects U.S. Bureau of Labor Statistics data as of September 16, 2022. Represents 5-year compound annual growth rate of seasonally adjusted employees on nonfarm payrolls from August 2017 to August 2022. Wage growth reflects U.S. Bureau of Labor Statistics, as of August 24, 2022. Represents 5-year compound annual growth rate of employment-weighted average weekly wages from Q1 2017 to Q1 2022.

10.	Blackstone Proprietary Data, as of March 31, 2023. Reflects average leasing spreads and represents new or renewal executed leases in BREIT’s multifamily portfolio (excluding affordable housing).

11.

Reflects year-over-year market rent growth in BREIT’s multifamily, student housing, single family rental housing, manufactured housing, senior housing, industrial, net lease, data centers, self storage, hospitality, retail and office sectors, weighted by BREIT’s real estate asset value in each sector. Multifamily (excluding affordable housing) reflects Axiometrics data as of March 31, 2023 and represents 3% effective market rent growth in BREIT’s markets weighted by unit count. Affordable Housing reflects Blackstone Proprietary Data as of April 7, 2023 and represents 9% estimated increase in rents for 2023 based on expectations of market/legal rent growth. Student housing reflects Blackstone Proprietary Data as of March 31, 2023 and represents 9% increase in rents for 2023-24 academic year compared to 2022-23 academic year based on 74% preleasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Single family rental housing reflects Blackstone Proprietary Data as of March 31, 2023 and represents 6% leasing spreads, comparing new or renewal rents to prior rents or expiring rents, as applicable. Manufactured housing reflects Blackstone Proprietary Data as of March 31, 2023 and represents 7% rent increases for renewal notices sent through March 31, 2023 for 71% of BREIT’s portfolio and estimated rent increase for the remainder of 2023, of which there can be no assurance, and this information should not be considered an indication of future performance. Senior housing reflects Blackstone Proprietary Data as of March 31, 2023 and represents leasing spreads and compares new or renewal rents to prior rents or expiring rents. Industrial reflects Blackstone Proprietary Data as of March 31, 2023 and represents 12% market rent growth in BREIT’s U.S. industrial markets weighted by same property square footage at BREIT’s share. Net lease reflects Blackstone Proprietary Data as of December 31, 2022 and represents 11% year-over-year increase in market rent based on estimated run-rate EBITDAR and market rent coverage ratio for BREIT properties. Data Centers reflect datacenter Hawk data and represent 15% average hyperscale pricing increase in BREIT’s QTS Data Centers markets between December 31, 2021 and December 31, 2022 weighted by megawatts at BREIT’s share. Self Storage reflects Blackstone Proprietary Data as of March 31, 2023 and represents 11% market rent growth on new and renewal leases. Hospitality reflects Blackstone Proprietary Data as of March 31, 2023 and represents 7% average daily rate (“ADR”) growth. Retail reflects Blackstone Proprietary Data as of December 31, 2022 and represents estimated 5% market rent growth in BREIT’s markets. Office reflects Blackstone Proprietary Data as of December 31, 2022 and represents 4% market rent growth in BREIT’s markets.

12.

“Region Concentration” represents regions as defined by NCREIF and the weighting is measured as the asset value of real estate properties and unconsolidated property investments for each regional category (South, West, East, Midwest, Non-U.S.) divided by the total asset value of all (1) real estate properties, excluding the value of any third-party interests in such real estate properties, and (2) unconsolidated property investments. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography. The select markets that are named represent BREIT’s largest two states by portfolio weighting. BREIT is invested in additional states which are not named above.

13.

As of March 31, 2023. Represents our estimate of the embedded growth potential between BREIT’s in-place multifamily and industrial portfolio rents and achievable market rents. We estimate that BREIT’s multifamily (excluding affordable housing) in-place rent roll has a 2% embedded growth potential and that BREIT’s industrial in-place rent roll has a 33% embedded growth potential. Reflects Blackstone Proprietary Data. Does not represent the entirety of BREIT’s portfolio and is not a measure, or indicative, of overall portfolio performance or returns. Other BREIT property sectors may have lower embedded growth potential. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved. Embedded rent growth will not directly correlate with increased returns. A number of factors, including operating expenses as described in Note 3 will impact BREIT’s net returns and performance. BREIT’s industrial assets have a 4.4-year weighted average lease length and BREIT’s rental housing assets have an approximately 0.5-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. As of March 31, 2023, the multifamily (excluding affordable housing) sector accounted for 27% of BREIT’s real estate asset value and the industrial sector accounted for 23% of BREIT’s real estate asset value.

14.

As of March 31, 2023. 91% fixed rate financing is measured by dividing (i) the sum of our consolidated fixed rate debt, secured financings on investments in real estate debt with matched underlying interest rate exposure, and the outstanding notional principal amount of corporate and consolidated interest rate swaps, by (ii) total consolidated debt outstanding.

15.	Department of the Treasury, as of March 31, 2023. December 2021 refers to December 31, 2021. Today refers to March 31, 2023.

16.

Blackstone Proprietary Data, as of March 31, 2023. Value increases from BREIT’s fixed rate liabilities and corporate and real estate interest rate hedges are $3.4 billion from January 1, 2022 to March 31, 2023. Excludes value associated with floating rate debt and interest rate swaps against debt investments.

17.

As of March 31, 2023. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances will not be included as part of the calculation above. The leverage ratio would be higher if the indebtedness on our real estate debt investments and the pro rata share of debt within our unconsolidated investments were taken into account. The use of leverage involves a high degree of financial risk and may increase the exposure of the investments to adverse economic factors.

18.	As of March 31, 2023. Reflects percentage of BREIT’s property level and entity level debt maturing in 2023.

19.

This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis. An investment in private real estate differs from the MSCI U.S. REIT Index in that private real estate investments are not publicly traded U.S. Equity REITs.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will, “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: April 25, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary